TROOP
STEUBER
PASICH
REDDICK
& TOBEY, LLP


[GRAPHIC OMITTED]


June 15, 1999


Film Roman, Inc.
12020 Chandler Boulevard, Suite 200
North Hollywood, California 91607

Dear Ladies and Gentlemen:

        At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") to which this letter is attached as Exhibit 5.1 filed by Film Roman, Inc., a Delaware corporation (the "Company"), in order to register under the Securities Act of 1933, as amended (the "Act"), 522,305 shares of Common Stock (the "Shares"), of the Company issuable pursuant to the Company's Stock Option Plan (the "Plan").

               We are of the opinion that the Shares have been duly authorized and upon issuance and sale in conformity with and pursuant to the Plan, the Shares will be validly issued, fully paid and non-assessable.

               We consent to the use of this opinion as an Exhibit to the Registration Statement and to the use of our name in the Prospectus constituting a part thereof.


                                            Respectfully,

                                            /s/ TROOP STEUBER PASICH
                                            REDDICK & TOBEY, LLP

                                            TROOP STEUBER PASICH
                                            REDDICK & TOBEY, LLP